Exhibit 10.3

VAALCO ENERGY, INC.
STANDALONE NONSTATUTORY STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into by and between VAALCO Energy, Inc., a Delaware corporation (the “Company”) and Philip F. Patman, Jr. an individual (“Optionee”), on the 17th day of April, 2017 (the “Grant Date”).

WHEREAS, the Company desires to grant the Option (as defined below) to acquire shares of the Company’s common stock (the “Common Stock”) to Optionee (the “Award”), subject to the terms and conditions of this Agreement, as an inducement for Optionee to accept employment as the Chief Financial Officer of the Company; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company, (the “Committee”) comprised solely of independent directors within the meaning of the rules of the New York Stock Exchange (“NYSE”) who are also non-employee directors within the meaning of Rule 16b-3b(3)(i) under the Exchange Act, has approved the issuance of the Award as an “inducement award” within the meaning of NYSE Rule 303A.08; and

WHEREAS, Optionee desires to receive the Option subject to the terms and conditions of this Agreement;

WHEREAS, the Award is to be granted pursuant to this Agreement which is a standalone award agreement and not pursuant to any of the Company’s equity compensation plans; and

WHEREAS, the Company and Optionee understand and agree that the Award is in all respects subject to the terms and provisions set forth herein;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Stock Option

.  As of the Grant Date, the Company hereby grants a nonstatutory stock option (the “Option”) to the Optionee, an officer of the Company, to purchase the number of shares of Common Stock as identified in Appendix A (the “Shares”), subject to the terms and conditions of this Agreement.  The Shares, when issued to Optionee upon exercise of the Option, shall be fully paid and nonassessable.  The Option is not an “incentive stock option” as defined in Section 422 of the Code.

2.Definitions

.      All capitalized terms used in this Agreement shall have the meanings set forth herein. Appendices A and B set forth definitions for certain of the capitalized terms used in this Agreement.

16264881_5

3.Option Term

.    The Option shall become effective on the Grant Date and terminate on the fifth (5th) anniversary of the Grant Date. The period during which the Option is in effect is referred to herein as the “Option Period”.

4.Option Price

.    The Option Price per Share is identified in Appendix A.

5.Vesting

.    The total number of Shares subject to this Option shall vest in accordance with the vesting schedule set forth in Appendix A (the “Vesting Schedule”).  The Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole Shares.  The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting, the vested portion of the Option shall be exercisable, in whole or in part, at any time during the Option Period.

6.Method of Exercise.

(a)Stock Option Exercise Agreement.  To exercise the Option, Optionee (or in the case of exercise after Optionee’s death or incapacity, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form provided by the Company (the “Exercise Agreement”), which shall set forth, inter alia, (a) Optionee’s election to exercise the Option, (b) the number of Shares being purchased, (c) any restrictions imposed on the Shares, and (d) any representations, warranties or agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.  The Optionee may withdraw notice of exercise of the Option, in writing, at any time prior to the close of business on the business day that immediately precedes the proposed exercise date. The Exercise Agreement must be received as of a date set by the Company in advance of the effective date of the proposed exercise.  The Exercise Agreement must be accompanied by full payment for the Shares.

(b)Limitations on Exercise.  The Option may not be exercised unless such exercise is in compliance with all applicable federal, state and foreign securities laws, as in effect on the date of exercise.  The Option may not be exercised for fewer than one Share or for any fractional Share.

7.Method of Payment

.  Subject to applicable provisions of this Agreement, the Option Price (identified in Appendix A) upon exercise of the Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to prior approval by the Committee in its discretion, by tendering previously acquired, unrestricted Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price;  (c) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (d) any other permitted method pursuant to the applicable terms and conditions of this

Agreement and applicable law. A cashless exercise can be executed by the Company’s then current broker without Committee involvement.

Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised.  Unless otherwise permitted by the Committee in its discretion, the Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial accounting reporting purposes.

The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” by establishing procedures satisfactory to the Committee with respect thereto), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Agreement’s purpose and applicable law.  At the direction of the Optionee, a broker may either (i) sell all of the Shares received when the Option is exercised and pay the Optionee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker); or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker, and deliver to the Optionee (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a “cashless exercise” are not exempt under Section 16 of the Exchange Act.  Moreover, in no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a “cashless exercise,” if such form of consideration would violate the Sarbanes-Oxley Act of 2002, as determined by the Committee.

Subject to the other provisions of this Agreement, during the lifetime of the Optionee, each Option granted to the Optionee shall be exercisable only by the Optionee (or his legal guardian in the event of his Disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates or other evidence of ownership for the number of Shares purchased under the Option.

Payment of the Option Price by the Optionee who is an “insider” subject to Section 16(b) of the Exchange Act in the form of a stock for stock exercise is subject to pre-approval by the Committee, in its discretion, in a manner that complies with the specificity requirements of SEC Rule 16b-3.

Notwithstanding the foregoing, if there is a stated par value of the Shares and applicable law so requires, then the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents.

8.Restrictions on Exercise

.  The Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock may be listed, as determined by legal counsel for the Company.  In addition, Optionee understands and agrees that the Option cannot be exercised if the Company determines that such exercise, at the time of such exercise, would be in violation of the Company’s insider trading policy.

9.Restrictions on Share Transferability

(a) .  The Committee may impose such restrictions on any grant of Options or on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under (a) any applicable federal securities laws; (b) the requirements of any stock exchange or market upon which the Common Stock is then listed and/or traded; or (c) any blue sky or state securities law applicable to such Shares.  Any certificate issued to evidence Shares issued upon the exercise of an Award may bear such legends and statements as the Committee may deem advisable for compliance with applicable federal or state laws and regulations.

The Optionee shall be required, if requested by the Committee, to give a written representation that the Award and the Shares subject to the Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any person from any such representation either prior to or subsequent to exercise of an Option.

10.Termination of Employment

.  Voluntary or involuntary termination of Employment shall affect Optionee’s rights under this Agreement as follows:

(a)Termination for Cause.  The entire Option, including any vested portion thereof, shall automatically expire and terminate on the date of termination of Employment and shall not be exercisable to any extent if Optionee’s Employment is terminated for Cause, effective as of 12:01 a.m. (CST) on the date of such termination of Employment.

(b)Retirement.  In the event of Optionee’s Retirement at or after attaining (i) age 65 and (ii) at least ten (10) years of Employment service, all of the Options shall become 100% vested as of the date of termination of Employment.  Upon the termination of Employment due to the Optionee’s Retirement at or after attaining age 65 but without ten (10) years of Employment service,  subject to the Vesting Schedule, any non-vested portion of the Option shall automatically expire and terminate on the Employment Termination Date and no further vesting shall occur thereafter.  Any vested Option shall expire and terminate on the expiration of six (6) months after the date of termination of Employment due to Retirement; provided, however, in no event may the Option be exercised by anyone after expiration of the Option Period.

(c)Death or Disability.  If Optionee’s Employment is terminated due to death or Disability, then (i) subject to the Vesting Schedule, any non-vested portion of the Option shall automatically expire and terminate on the termination of Employment date and (ii) any vested portion of the Option shall expire and terminate at the end of the one-year anniversary date of the termination of Employment date (to the extent not previously exercised by Optionee, or, in the case of death, by the person or persons to whom

Optionee’s rights under the Option have passed by will or by the laws of descent and distribution or, in the case of Disability, by Optionee or Optionee’s legal representative); provided, however, in no event may the Option be exercised by anyone after expiration of the Option Period.

(d)Other Involuntary Termination or Voluntary Termination.  If Optionee’s Employment is voluntarily or involuntarily terminated for whatever reason, except due to Cause, Retirement, death or Disability as set out above, then (i) subject to the Vesting Schedule, any non-vested portion of the Option shall automatically expire and terminate on the termination of Employment date and (ii) any vested portion of the Option shall expire and terminate to the extent not exercised within one hundred twenty (120) days after at the end of such termination date; provided, however, in no event may the Option be exercised by anyone after expiration of the Option Period.

11.Independent Legal and Tax Advice

.    Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

12.Reorganization of Company

.  The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.Adjustment of Shares

.  In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments may be made to the terms and provisions of the Option as provided in Section 19, below.

14.No Rights in Shares

.  Optionee shall have no rights as a shareholder in respect of the Shares until the Optionee becomes the record holder of such Shares on the Company’s records.

15.Investment Representation

.   Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law.  Moreover, any stock certificate for any Shares issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion.  Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

16.Optionee Confidentiality Obligations

.  In accepting the Option,  Optionee acknowledges that Optionee is obligated under Company’s policy and applicable law to protect and safeguard the confidentiality of trade secrets and other proprietary and confidential information belonging to the Company and its affiliates, and that such obligations continue beyond termination of Employment.

17.Tax Withholding

.  The Company shall have the right to (a) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (b) take such other action as it deems to be necessary or appropriate to satisfy any such tax withholding obligations.

18.Administration

(a)The Award and this Agreement relating thereto shall be administered by the Committee except to the extent the Board elects to administer the Award, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have the authority, subject to the provisions herein, in its sole and absolute discretion, to: (i) interpret and administer the Award and the Agreement; (ii) establish, amend, suspend, or waive rules and regulations used to administer the Award, (iii) accelerate the date on which the restrictions on the Award lapse; and (iv) make any other determination and take any other action that the Committee deems to be necessary or desirable for the administration of the Award, including to correct any defect, supply any omission or reconcile any conflict between the Agreement and the Optionee’s other terms and conditions of employment.

(b)The Committee may delegate any or all of its powers and duties under the Award subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation does not (i) violate applicable law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1). The Committee may also appoint agents to assist it in administering the Award that are employees (whether or not such employee is an officer).

19.Change in Stock and Adjustments

(a)Changes in Law or Circumstances. Subject to the Change in Control provisions of this Agreement, in the event of any change in applicable law or any change in circumstances which results in or would result in dilution of any rights granted under this Agreement, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of this Agreement, then, if the Committee should so determine, in its discretion, that such change equitably requires an adjustment in the number or kind of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under this Agreement, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to the aggregate number of Shares in respect of the Option that may be issued under this Agreement.  The Committee shall give notice to the Optionee of such adjustment which shall be effective and binding.

(b)Exercise of Corporate Powers.  The existence of this Agreement shall not affect in any way the right or power of the Company or its shareholders or Affiliates to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)Recapitalization of the Company.  Subject to the Change in Control provisions of this Agreement, if while the Award is outstanding, the Company shall effect any subdivision or consolidation of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares which may thereafter be exercised pursuant to the Option shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Option Price of the outstanding Options shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Option Price of the outstanding Options shall be proportionately increased.  The Company shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of the Award to the Optionee shall not be adversely affected by a corporate event described in this Section 19(c).

(d)Issue of Common Stock by the Company.  Except as hereinabove expressly provided in this Section and subject to the Change in Control provisions of this Agreement, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Option Price or Fair Market Value of the Award.

20.Change in Control and Other Events

.  Notwithstanding any other provisions herein to the contrary, but subject to the accelerated vesting and other provisions that apply in the event of a Change in Control, in the event of a Corporate Event, the Committee shall have the right and power to effectuate one or more of the following alternatives, in its discretion, with respect to the Award:

(a)cancel, effective immediately prior to the occurrence of the Corporate Event, the Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Optionee an amount in cash equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (ii) the exercise price of the Award; provided, however, this subsection (a) shall be inapplicable to an Award granted within six (6) months before the occurrence of the Corporate Event if the Optionee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to the Award after the expiration of six (6) months from the Grant Date; or

(b)provide for the exchange or substitution of the Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which the Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the Option Price, if any, or in the number of Shares or amount of property (including cash) subject to the Award; or

(c)provide that thereafter upon the exercise of an Option, the Optionee shall be entitled to purchase or receive under the Award, in lieu of the number of Shares then covered by the Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement for the Corporate Event if, immediately prior to such Corporate Event, the Optionee had been the holder of record of the number of Shares then covered by the Award; provided, however, if such consideration is not solely common stock of the successor corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received to be solely common stock of the successor corporation that is equal to the Fair Market Value of the per Share consideration received by the holders of Shares as the result of the Corporate Event; or

(d)effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Agreement: (i) accelerate the time at which the Option then outstanding may be exercised so that the Award may be exercised in full for a limited period of time on or before a specified date (before or after the Corporate Event) fixed by the Committee, after which specified date such unexercised Option and all rights of the Optionee thereunder shall terminate, or (ii) require the mandatory surrender by the Optionee of the outstanding Option (irrespective of whether such Option is then exercisable) as of a date, before or after such Corporate Event, that is specified by the Committee, in which event the Committee shall thereupon cancel the Award and the Company shall pay (or cause to be paid) to the Optionee an amount of cash per share equal to the excess, if any, of the amount calculated by the Committee, in its discretion as exercised in good faith, as the then Fair Market Value of the Shares subject to such Award over the Option Price under the Award for such Shares; or

(e)provide for assumption of the Award by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 20.

21.General.

(a)Certain Transfers Void.  Any purported transfer of the Option or the Shares received upon exercise of the Option in breach of any provision of this Agreement shall be void and ineffective, and shall not operate to transfer any interest or title in the purported transferee.

(b)No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.

(c)Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create any employment relationship between Optionee and the Company for any guaranteed time period.  The Employment of Optionee shall be subject to termination to the same extent as if this Agreement had not been executed.

(d)Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to Optionee at his address indicated on the Company’s records, or at such other address and number as a party has last previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.

(e)Transferability of Option.  The Option is transferable only to the extent permitted under this Agreement at the time of transfer (i) by will or by the laws of descent and distribution, (ii) by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code), or (iii) to Optionee’s immediate family or entities established for the benefit of, or solely owned by, the Optionee’s immediate family, but only if, and to the extent, permitted under this Agreement.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Optionee or any permitted transferee thereof.

(f)Amendment and Termination and Waiver.  This Agreement may be amended, modified, terminated or superseded only by written instrument executed by or on behalf of the Company and Optionee.  Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by the Company shall be effective only if approved by the Committee and executed and delivered by a duly authorized executive officer of the Company other than Optionee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

(g)No Guarantee of Tax Consequences.  The Company makes no commitment or guarantee that any tax treatment will apply or be available to Optionee or any other person.  The Optionee has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant, vesting, and exercise of the Option and the disposition of any Shares acquired thereby.

(h)Severability.  Any provision of this Agreement which is ruled to be invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)Supersedes Prior Agreements.  This Agreement shall supersede and replace all prior agreements, promises, and understandings, oral or written, between the Company and the Optionee regarding the grant of the Option covered hereby.

(j)Governing Law.  The Agreement shall be construed in accordance with the laws of the State of Texas, without regard to its conflict of law provisions, to the extent that applicable federal law does not supersede and preempt Texas law.

(k)Successors and Assigns.  This Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and Optionee and any permitted successors and assigns of the parties hereto.

(l)Clawback. Notwithstanding any provisions in this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement, or the transfer or sale of Shares, shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule, as determined by the Company.

22.Survival of Certain Provisions.  Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination or expiration of this Agreement.

23.Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same force and effect as if such signatures were upon the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures which shall be deemed original signatures thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company, as of the Grant Date, has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has hereunto executed this Agreement as of the same date.

VAALCO Energy, Inc.

By: /s/ Cary Bounds

Name: Cary Bounds

Title: CEO

Address for Notices:

VAALCO Energy, Inc.
9800 Richmond Ave., Suite 700
Houston, TX 77042

Attn: General Counsel

Optionee:

/s/ Philip Patman, Jr.
Signature

Philip Patman, Jr.
Printed Name

Address for Notices:

5129 Mimosa Drive

Bellaire, TX 77401

Appendix A: Other Terms of the Award

The following capitalized terms shall have those meanings set forth opposite them:

(a)Optionee:Philip F. Patman, Jr.

(b)Grant Date:April 17, 2017

(c)Shares:  186,706 Shares of the Company’s Common Stock.

(d)Option Price:$0.96 per Share.

(e)Option Period:Grant Date through the fifth annual anniversary of the Grant Date (until 5:00 p.m. CST).

(f)Vesting Schedule:  Provided that the Optionee remains in Employment, the restrictions on the Options shall lapse and such Options shall become (i) vested with respect to the specified percentage of the Options the dates set forth in clauses (1) though (3) below, and (ii) will become 100% vested and non-forfeitable on the occurrence (if any) of the earliest of the dates set forth in clauses (4) and (5) below:

(1)34% of the Options on the date of the first anniversary of the Grant Date if Optionee is then still in Employment;

(2)33% of the Options on the date of the second anniversary of the Grant Date if Optionee is then still in Employment;

(3)the remaining balance of the Options on the date of the third anniversary of the Grant Date if Optionee is then still in Employment;

(4)the date of the Optionee’s termination of Employment due to death or Disability; and

(5)the effective date of a Change in Control if Optionee is then still in Employment.

Appendix B: Additional Definitions

For purposes of the Award, the following terms shall be defined as set forth below:

(a)“Affiliate” means any Subsidiary and any other entity that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.

(b)“Board” means the then-current Board of Directors of the Company.

(c)“Cause” means, when used in connection with the termination of the Optionee’s Employment, the termination of the Optionee’s Employment by the Company or any Affiliate by reason of (i) the conviction of the Optionee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by the Optionee of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof; (iii) the material misappropriation of any funds or property of the Company or any Affiliate, or any customer or supplier thereof; (iv) the willful and continued failure by the Optionee to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Committee within 30 days after written notice of such failure is provided to Optionee by the Committee (or by an officer of the Company or an Affiliate who has been designated by the Committee for such purpose); (v) the engagement by the Optionee in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, as then in effect; or (vi) the knowing engagement by the Optionee, without the written approval of the Committee, in any material activity which competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate.

(d)“Change in Control” of the Company means the occurrence of any one or more of the following events:

(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding Shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clause (iii) (below) are satisfied;

(ii)Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)The consummation of a Merger involving the Company, unless immediately following such Merger, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (B) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

(iv)The sale consummation, or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (B) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)The approval by the stockholders of the Company or the Board of a plan for the complete liquidation or dissolution of the Company.

In the event that any acceleration of vesting pursuant to this Award in connection with a Change in Control would subject the Optionee to any excise tax pursuant to Code Section 4999 (which excise tax would be the Optionee’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Optionee may elect, in his sole discretion, to reduce the amount of any acceleration of vesting, payment or benefit called for under this Award in order to avoid such characterization.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Common Stock” means the common stock of the Company, $0.10 par value per Share, and any class of common stock into which such common Shares may hereafter be converted, reclassified or recapitalized.

(g)“Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof).

(h)“Disability” means, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Optionee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Optionee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Code Section 22(e)(3).  A determination of Disability may be made by a physician selected or approved by the Company and, in this respect, the Optionee shall submit to any reasonable examination(s) required in the opinion of such physician.

(i)“Employment”  means that the Optionee is employed as an employee by the Company or any Subsidiary on its payroll records, or by any corporation assuming the Award in any transaction described in this Agreement, or by a parent corporation or a subsidiary corporation of such corporation assuming such Award, as the parent-subsidiary relationship shall be determined at the time of such corporate action described in this Agreement.  In this regard, neither the transfer of the Optionee from Employment by the Company to Employment by any Subsidiary, nor the transfer of the Optionee from Employment by any Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Optionee. Moreover, the Employment of the Optionee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of illness, authorized vacation or for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or other written agreement.

(j)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)“Fair Market Value” means as of any specified date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock, as reported by the stock exchange on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over-the-counter at the time a determination of its fair market value is made, the average between the reported high and low bid and asked prices of the Common Stock on the most recent date on which the Common Stock was publicly traded; or (iii) in the event the Common Stock is not publicly traded at the time a determination of its value is required to be made under the Award, the amount determined by the Committee in its discretion in such manner as it deems equitable and appropriate, taking into account all factors the Committee deems equitable and appropriate.

(l)“Insider” means, while the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(m)“Option Price” means the exercise price at which a Share may be purchased by the Optionee.

(n)“Securities Act” means the Securities Act of 1933, as amended.

(o)“Share” means a share of the Common Stock of the Company.

(p)“Subsidiary” means any entity (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than a 50% equity interest therein.

[End]